                                                                     EXHIBIT 5

                   MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                        ATTORNEYS AND COUNSELORS AT LAW
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155

                                 July 19, 1996


Board of Directors
Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington  98198


Ladies and Gentlemen:


          Reference is made to the Registration Statement dated July 19, 1996, on Form S-3 (the "Registration Statement"), to be filed by Cascade Natural Gas Corporation, a Washington corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 3,500,000 shares of the Company's common stock, $1.00 par value (the "Common Stock"). Such shares of Common Stock may be offered and sold from time to time as set forth in the prospectus (the "Prospectus") included in the Registration Statement and in supplements to the Prospectus.

          As counsel for the Company, we are familiar with the actions taken by the board of directors of the Company with respect to the authorization and issuance of the Common Stock. We have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinions set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Washington with corporate power and authority under such laws to issue the Common Stock.

          2. The shares of Common Stock to be issued and sold pursuant to the Registration Statement have been duly authorized for issuance and when such shares have been issued and sold as described in the Registration Statement, the Prospectus, and supplements to the Prospectus, and payment is received therefor, while the Registration Statement is effective and in compliance with state securities laws and applicable public utilities laws, such shares will be validly issued, fully paid, and nonassessable.

          We consent to the use of this opinion in the Registration Statement and in any amendment thereto and to the references to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                            Very truly yours,


                            MILLER, NASH, WIENER, HAGER & CARLSEN LLP